                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

                  This Separation Agreement and General Release ("Agreement") is
made and entered into this 5th day of July, 2005, by and between REGISTER.COM
(hereinafter the "Company" or "Employer") and ALAN KIPUST ("Employee")
(hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

                  WHEREAS, Employee was hired by the Company on or about
November 5, 2002, as a Vice President, Operations; and

                  WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective October 1, 2005; and

                  WHEREAS, the Parties each desire to resolve, in a confidential manner, any potential disputes which exist or may exist arising out of
Employee's employment with the Company and/or the termination thereof.

                  NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                    AGREEMENT

                  1.     AGREEMENT BY THE EMPLOYEE. In exchange for the payments
described in paragraph 2 below, Employee agrees to the following:

                         (a)    that his/her employment with the Company is
                                terminated effective October 1, 2005
                                (hereinafter the "Termination Date"); and

                         (b)    to be bound by the terms of this entire
                                Agreement.

                  2. AGREEMENT BY THE COMPANY. In exchange for Employee's
agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide
Employee with a lump-sum payment in the total amount of One Hundred Forty
Thousand and no/100 ($140,000.00) Dollars, less statutory deductions and withholdings, which amount represents three fourths (3/4) of the Employee's annual bonus opportunity in the amount of Ninety Thousand and no/100
($90,000.00) Dollars plus three (3) months of base salary in the amount of Fifty
Thousand and no/00 ($50,000.00) Dollars at Employee's rate of pay as of the
Termination Date, to be paid within ten (10) days of the Employee's date of termination and upon receipt of this Agreement fully executed by Employee. The pro-rated bonus payment is made in accordance with the terms of your "Amendment to November 15, 2002 Offer Letter" dated November 19, 2003.

                  Employee acknowledges that, absent this Agreement, s/he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the amount set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

                  3. RELEASE OF CLAIMS. Employee hereby expressly waives,
releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities,

partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns
(hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this
Agreement. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the New York State Human Rights Law, the Age Discrimination in
Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the
Americans with Disabilities Act, the Family and Medical Leave Act or the
Employee Retirement Income Security Act, and any and all claims for wrongful discharge or termination, breach of contract, written or oral, express or implied, breach of promise, equitable relief, negligence, retaliation, impairment of economic opportunity, loss of business opportunity, misrepresentation, whistle-blower activities, claims under the Sarbanes-Oxley
Act, perceived disability, history of disability, occupational disease or injury, from the start of Employee's employment with Employer to the date of this Agreement.

                  4. LAST DATE OF EMPLOYMENT. It is understood and agreed that
Employee's last date of employment with Employer is October 1, 2005.

                  5. RECEIPT OF WAGES AND OTHER COMPENSATION. Employee
acknowledges and agrees that, prior to his/her execution of this Agreement, s/he has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to Employee by the Company.

                  6. COMPANY PROPERTY/PROPRIETARY INFORMATION. Employee agrees to continue to abide by the terms of the Company's Proprietary Information,
Inventions and Nonsolicitation Agreement ("PIIN AGREEMENT"), the terms of which are incorporated herein by reference and a copy of which is attached hereto as
Attachment A.

                  7. ACCEPTANCE OF AGREEMENT/[REVOCATION]. This Agreement was
received by Employee on July 5, 2005. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before July 26, 2005. Employee shall have seven (7) days after signing this Agreement to revoke it by delivering written confirmation of revocation to the Company within the seven (7) day period.

                  8. NON-ADMISSION OF LIABILITY. The Company denies any
wrongdoing whatsoever in connection with its dealings with Employee, including but not limited to Employee's employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the
Company or the Employee.

                  9. NO FILING OF CLAIMS. Employee represents and warrants that
s/he does not presently have on file, and further represents and warrants that
s/he will not hereafter file, any claims, charges, grievances or complaints against any of the Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to the date of this
Agreement.

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                  10. OWNERSHIP OF CLAIMS. Employee represents and warrants that
s/he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which she may have against the Releasees.

                  11. CONFIDENTIALITY. Employee understands and agrees that this
Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that Employee will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of his/her immediate family members and professional representatives, unless required by subpoena or court order. Employee further agrees that s/he will not, at any time in the future, make any statements to any third parties that disparage any of the Releasees personally or professionally.

                  12. TAX INDEMNIFICATION. It is understood and agreed that
Employee is liable for all tax obligations, if any, with respect to the settlement payments provided for herein. Employee agrees to indemnify, defend and hold harmless Employer from any and all taxes, assessments, penalties, loss, costs, attorneys' fees, expenses or interest payments that Employer may at any time incur by reason of any demand, proceeding, action or suit brought against
Employer arising out of or in any manner related to any local, state or federal taxes allegedly due from Employee in connection with this Agreement.

                  13. NEW YORK LAW APPLIES. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of New York. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State and County of
New York, and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this
Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

                  14. SUCCESSORS AND ASSIGNS. The Parties expressly understand and agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns.

                  15. CONSULTATION WITH COUNSEL. Employee acknowledges that s/he has been advised to consult with legal counsel of her choice prior to execution and delivery of this Agreement.

                  16. INTEGRATION. Except as otherwise specifically provided for, this Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof.
In this regard, Employee represents and warrants that s/he is not relying on any promises or representations which do not appear written herein. Employee further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto.

                  17. COUNTERPARTS. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

                  18. HEADINGS. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

                  19. SEVERABILITY. If any provision in this Agreement is held to be invalid, the remainder of this Agreement shall not be affected by such a determination.

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                  20. VOLUNTARY AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT
S/HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND
REPRESENTS THAT S/HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY,
WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

                  IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement on the dates provided below.

DATED:  July 5, 2005                                 REGISTER.COM

                                                     By:  /s/ Stuart Horowitz
                                                         ----------------------

                                                     Its: VP, Human Resources

DATED:  7/5, 05                                      Alan Kipust

                                                     /s/ Alan Kipust
                                                     --------------------------

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